Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Jonathan R. Potter
Senior Director, Corporate Communications	(212) 453-2406
(781) 860-8533	potterj@fleishman.com
eileen.mcintyre@cubist.com

CUBIST PHARMACEUTICALS  REPORTS  GAAP BASIC NET INCOME OF $0.10 PER SHARE IN
FOURTH QUARTER 2006 AND GAAP NET LOSS OF ($0.01) PER SHARE FOR FULL YEAR 2006

2006 NON-GAAP DILUTED INCOME OF $0.28 PER SHARE

Earnings Conference Call & Webcast Today (With Slides) at 5:00 p.m. ET

Lexington, MA, January 24, 2007 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today reported results for the fourth quarter and year ended December 31, 2006.  Total net revenues for the fourth quarter of 2006 increased 53% year over year from $36.9 million in the fourth quarter of 2005 to $56.5 million in the fourth quarter of 2006. This increase was attributable primarily to net sales of CUBICIN® (daptomycin for injection) which increased 54% year over year from $36.6 million in the fourth quarter of 2005 to $56.4 million in the fourth quarter of 2006.

For the year ended December 31, 2006, total net revenues increased 61% year over year from $120.6 million for the year ended December 31, 2005 to $194.7 million for the year ended December 31, 2006.  This increase in revenues was primarily attributable to net sales of CUBICIN, which increased 68% year over year from $113.5 million for the year ended December 31, 2005 to $190.3 million for the year ended December 31, 2006.

Net income for the fourth quarter ended December 31, 2006 on a GAAP basis was $5.4 million, or $0.10 and $0.09 per basic and diluted share, respectively, as compared to a net loss of $6.7 million, or $0.12 per basic and diluted share for the fourth quarter ended December 31, 2005.  Fourth quarter 2006 GAAP net income includes $2.6 million, or $0.05 per basic and diluted share, of stock-based compensation expenses as a result of our adoption on January 1, 2006 of Financial Accounting Standards No. 123(R) (“FAS 123(R)”).

Net loss for the year ended December 31, 2006 was $0.4 million, or $0.01 per basic and diluted share as compared to $31.9 million, or $0.60 per basic and diluted share for the year ended December 31, 2005. GAAP net loss includes $10.6 million, or $0.19 per basic and diluted share, of stock-based compensation expenses as a result of our adoption of FAS 123(R) and $5.7 million, or $0.10 per basic and diluted share, of costs related to the early repayment of the Company’s $165.0 million 5 ½ % Convertible Subordinated Notes in June of 2006.

Non-GAAP net income for the fourth quarter ended December 31, 2006, excluding the charges mentioned above was $8.0 million, or $0.15 and $0.14 per basic and diluted share, respectively.  Non-GAAP net income for the year ended December 31, 2006 was $15.9 million, or $0.29 and $0.28 per basic and diluted share, respectively.

As of December 31, 2006, Cubist had $309.2 million in cash, cash equivalents and investments. The total number of common shares outstanding as of December 31, 2006 was 55,001,058.

Use of Non-GAAP Financial Measures

Cubist adopted FAS 123(R) on January 1, 2006 using the modified prospective method, which resulted in the recognition of stock compensation expenses in the statement of operations during 2006 without adjusting the prior year. Cubist uses non-GAAP net income (loss) and non-GAAP net income (loss) per share data to improve its analysis of operational results and trends. Cubist’s management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These measures should not be considered an alternative to measurements required by GAAP, such as net income (loss) and net income (loss) per share, and should not be considered measures of our liquidity.  A reconciliation between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

******************CONFERENCE CALL & WEBCAST INFORMATION******************

Cubist will host a conference call and live audio webcast to discuss its fourth quarter and full year financial results, business activities and financial outlook.

WHEN:  Today, Wednesday, January 24, 2007 at 5:00 p.m. ET

LIVE DOMESTIC & CANADA CALL-IN: 877-407-0778
LIVE INTERNATIONAL CALL-IN:  201-689-8565

24-HOUR REPLAY DOMESTIC & CANADA:  877-660-6853
24-HOUR REPLAY INTERNATIONAL:  201-612-7415
REPLAY PASSCODES (BOTH REQUIRED FOR PLAYBACK):
ACCOUNT #: 286  CONFERENCE ID #: 225163

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:
www.cubist.com
Replay will be available for 30 days at www.cubist.com

*********************************************************************************

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for

injection), the first antibiotic in a new class of antiinfectives called lipopeptides.   The Cubist product pipeline includes our lipopeptide program and our natural products screening program.  Cubist is headquartered in Lexington, MA.  Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) whether we will receive, and the potential timing and scope of, regulatory approvals or clearances to market CUBICIN in other countries pursuant to our currently planned filings and any filings we determine to make in the future, which filings are subject to approval by the applicable regulatory agency or agencies, regardless of our confidence in the results of the clinical trials supporting such filings; (ii)the level of acceptance of CUBICIN by physicians, patients, third party payors and the medical community; (iii)any changes in the current or anticipated market demand or medical need for CUBICIN; (iv)competition in the markets in which we and our partners market CUBICIN; (v)whether the U.S. Food and Drug Administration, or FDA, accepts proposed clinical trial protocols that may be achieved in a timely manner for additional studies of CUBICIN or any other drug candidate that we seek to enter into clinical trials; (vi) our ability to conduct successful clinical trials in a timely manner; (vii) the ability of our third party manufacturers, including our single source provider of API, to manufacture sufficient quantities of CUBICIN in accordance with current Good Manufacturing Practices and other requirements of the regulatory approvals for CUBICIN and at an acceptable cost; (viii) our dependence upon collaborations with our partners; (ix) our ability to finance our operations; (x) the effectiveness of our  sales force; (xi) potential costs resulting from product liability or other third party claims; (xii) our ability to protect our proprietary technologies; (xiii) our ability to integrate successfully the operations of any business we may acquire and the potential impact of any future acquisition on our financial results; (xiv) our ability to discover, acquire or in-license drug candidates and develop and achieve commercial success for drug candidates; and (xv) a variety of risks common to our industry, including ongoing regulatory review, litigation relating to intellectual property, and legislative or regulatory changes.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

###

Tables to Follow

CUBIST PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED
(in thousands)

	December 31,
	2006	2005
ASSETS
Cash, cash equivalents and investments	$309,169	$101,748
Accounts receivable, net	21,070	14,701
Inventory	18,111	16,695
Property and equipment, net	49,584	46,027
Other assets	41,101	38,894
Total assets	$439,035	$218,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$34,641	$35,138
Deferred revenue	11,800	1,250
Debt, capital lease and other obligations	352,004	165,078
Total liabilities	398,445	201,466
Total stockholders’ equity	40,590	16,599
Total liabilities and stockholders’ equity	$439,035	$218,065

CUBIST PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(in thousands, except share and per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Product revenues, net	$56,380	$36,646	$190,320	$113,514
Other revenues	100	220	4,428	7,131
Total revenues, net	56,480	36,866	194,748	120,645

Costs and expenses:
Cost of product revenues	14,139	10,369	48,803	32,739
Research and development	15,628	13,494	57,405	51,673
Sales and marketing	15,654	12,938	56,879	42,331
General and administrative	7,162	5,234	26,745	19,335
Total costs and expenses	52,583	42,035	189,832	146,078

Operating income (loss)	3,897	(5,169)	4,916	(25,433)

Other income (expense), net	1,496	(1,549)	(5,292)	(6,419)

Net income (loss)	$5,393	$(6,718)	$(376)	$(31,852)

Basic net income (loss) per common share	$0.10	$(0.12)	$(0.01)	$(0.60)
Diluted net income (loss) per common share	$0.09	$(0.12)	$(0.01)	$(0.60)

Shares used in calculating:
Basic net income (loss) per share	54,869,917	53,778,506	54,490,376	53,053,307
Diluted net income (loss) per share	57,075,838	53,778,506	54,490,376	53,053,307

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP

UNAUDITED

(in thousands, except share and per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005

GAAP net income (loss)	$5,393	$(6,718)	$(376)	$(31,852)

Stock-based compensation expense under SFAS 123(R)	2,589	—	10,623	—

Debt prepayment penalty and write off of deferred issuance costs	—	—	5,662	—

Non-GAAP proforma net income (loss)	$7,982	$(6,718)	$15,909	$(31,852)

Non-GAAP basic net income (loss) per common share	$0.15	$(0.12)	$0.29	$(0.60)
Non-GAAP diluted net income (loss) per common share	$0.14	$(0.12)	$0.28	$(0.60)

Shares used in calculating:
Non-GAAP basic net income (loss) per common share	54,869,917	53,778,506	54,490,376	53,053,307
Non-GAAP diluted net income (loss) per common share	57,075,838	53,778,506	56,940,553	53,053,307